Exhibit 2.1

Letter Agreement

March 8th, 2012

Mr. Randall K. Gardner
8528 Davis Blvd.
Suite 134
Box 316
North Richland Hills, Texas 76182

Mr. Darrell Meador
8528 Davis Blvd.
Suite 134
Box 316
North Richland Hills, Texas 76182

Mr. Kenith Lewis
8528 Davis Blvd.
Suite 134
Box 316
North Richland Hills, Texas 76182

Re: Purchase of Equity Interests of 4G Biometrics, LLC, a Texas Limited
Liability Company (the “Company”)

Gentlemen:

This letter (this “Letter”) sets forth the agreement between ActiveCare, Inc., a Delaware corporation (“Purchaser”) and each of you concerning Purchaser’s purchase of 100% of the membership interests of the Company (the “Acquisition”).  This Letter is intended to be a legally binding agreement.  In this Letter, (a) Messrs. Gardner, Meador and Lewis are sometimes called singularly a “Seller” and collectively the “Sellers”, and (c) the Purchaser, and Sellers are sometimes called singularly a “Party” and collectively the “Parties”.

The Parties hereby agree as follows:

1. Purchase and Sale of Membership Interests.  Purchaser hereby purchases from Sellers, and Sellers hereby sell, transfer and convey to Purchaser, solely in consideration of shares of Common Stock of Purchaser, all of their right, title and interest in the membership interests of the Company (the “Membership Interests”), free and clear of any encumbrances.  Sellers hereby represent and warrant that the Membership Interests constitute 100% of the “membership interests” (as defined in the Texas Business Organizations Code) of the Company, and there are no other membership interests, options, warrants or rights to acquire membership interests of the Company outstanding.  In order to fully effectuate the transfer of the Membership Interests to the Purchaser, Sellers agree to execute such further instruments and take such further actions as may be reasonably necessary or appropriate to transfer the Membership Interests to Purchaser.

2. Payment for the Membership Interests.  As consideration for the purchase of the Membership Interests, Purchaser shall issue to the Sellers, in proportion to their ownership of the Membership Interests, shares of common stock, par value $0.00001 per share of Purchaser (the “Common Stock”), as follows (the shares of Common Stock referred to in a.and b. below are herein referred to as the “Shares”):

a.	Within 30 calendar days of the date of this Letter, Purchaser shall issue to Sellers 1,000,000 shares of Common Stock of ActiveCare Inc..

b.	On or about November 1, 2012 Purchaser shall deliver shares of common stock to sellers based on the following formula.

i.	The sales attributable to 4G Biometrics for the six month period ending September 30, 2012 multiplied by 6.6 equals the dollar amount of shares to be issued (“Stock Purchase Price”).

ii.	The Stock Purchase Price is reduced by 50% of the expenses attributable to the Sellers. This amount does not include any expenses of Purchaser.

iii.	Weighted Average Price (“VWAP”) shall be determined over the preceding 60 trading days ending September 30, 2012.

iv.
The Stock Purchase Price (2.b.i) minus 50% of the expenses attributable to the Sellers (2.b.ii) divided by the Weighted Average Price (2.b.iii) equals the amount of ActiveCare common shares to be issued to Sellers (“Common Stock Issuance”).

v.
The Revenue for the 6 months ending September 30, 2012 must be maintained for the subsequent 12 months.  If revenue is not maintained at such level, then the Stock Purchase Price will be recalculated based upon the 18 month Revenue income averaged to a 12 month time period.

3. Capital Contribution.  Upon execution of this Letter, Purchaser shall make a contribution to the capital of the Company of $200,000 and 30 days thereafter an additional capital contribution of $150,000 shall be made to pay outstanding liabilities of the Company, to pay transaction expenses of the Company and the Sellers and to provide working capital for the Company.  Sellers shall have full control over the disbursement of such funds from the Company.  None of the proceeds of the capital contribution contemplated by this paragraph shall be paid or disbursed to Sellers as consideration for the Membership Interests.  Purchasers will assume an additional $50,000 of liabilities which will be paid at the option of the Purchaser in either cash or by issuing shares of common stock.  The contribution to the capital of the Company is not part of the consideration for the purchase and sale of the Membership Interests.

4. Tax Treatment.  The Parties intend that the purchase and sale of the Membership Interests constitute a tax-free transaction under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), and no Party shall take a reporting position to the contrary.

5. Employment.  Randall K. Gardner, Darrell Meador and Kenith Lewis shall have employment agreements the Purchaser.  Purchaser agrees to employ each of Randall K. Gardner, Darrell Meador and Kenith Lewis under the terms of the Executive Employment Agreements attached hereto as Exhibits A-1, A-2 and A-3, respectively (the “Purchaser Employment Agreements”, and, collectively with the Company Executive Employment Agreements, the “Executive Employment Agreements”).  Purchaser shall execute an Indemnification Agreement with of Randall K. Gardner, Darrell Meador and Kenith Lewis in the form attached hereto as Exhibit B (the “Indemnification Agreements”).  Purchaser hereby guarantees the Company’s obligations under the Company Employment Agreements as a guarantee of payment and not a guarantee of collection.  In the event of a termination of a Seller without “Cause” or the termination of employment by a Seller with “Good Reason” (such terms as defined in the Employment Agreements), in addition to any other remedy that Sellers may have, Sellers shall be deemed to have earned the common stock for purposes of the calculation in paragraph 2.  The employment agreements aforementioned are cancelable at the option of Purchaser if the revenues for the 12 month period are less than $1,000,000.  If the employment agreements are cancelled, Sellers have the right to compete against the Purchaser.

6. Board of Directors.  On October 1, 2012, Purchaser’s Board of Directors shall appoint Mr. _Gardner to Purchaser’s Board of Directors.  This appointment is contingent upon 4G Biometric reaching $1,000,000 in annualized sales.  Further, if Mr. __Gardner is no longer an employee of ActiveCare Inc., he will resign his board seat at time of employment termination.

7. Managers.  Sellers shall be the “governing authority” (as defined in the Texas Business Organizations Code) as “managers” of the Company following the execution of this Letter and the transfer of the Membership Interests to Purchaser.

8. Representations and Warranties of Purchaser.  Purchaser represents and warrants to the Sellers as follows:

a.
Purchaser is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.  Purchaser has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.  Purchaser is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Purchaser’s business.

b.
The Purchaser will have the requisite legal and corporate power and authority (i) to execute and deliver this Letter, the Employment Agreements and the Indemnification Agreements (collectively with this Letter, the “Transaction Documents”), (ii) to issue the Shares and to carry out and perform its obligations under the terms of the Transaction Documents.

c.
As of December 31, 2011, the authorized capital of the Purchaser consists of (i) 50,000,000 shares of Common Stock, $0.00001 par value per share, of which  39,768,160 shares are issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, $0.00001 par value  per share,  of which 480,000 are issued and outstanding.  These 480,000 Preferred Shares are convertible into 4,800,000 common shares.  Other than 17,613,000 vested warrants and options outstanding, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Purchaser of any shares of its capital stock.

d.
All corporate action on the part of the Purchaser, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents, the performance of all obligations of the Purchaser hereunder and thereunder, and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to execution of this Letter and, with respect to the issuance of the Shares, prior to the issuance of such Shares.  The Transaction Documents, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

e.
The Shares, when issued, sold and delivered in accordance with the terms of this Letter, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any preemptive rights or restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

f.	All filings required by Purchaser to be made with the SEC have been timely made and are true, correct and complete in all material respects.

9. Representations and Warranties of Sellers.  Each Seller represents and warrants to the Purchaser, only with respect to itself, as follows:

a.
The Transaction Documents, when executed and delivered by such Seller will constitute valid and legally binding obligations of such Seller, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

b.
This Letter is made with such Seller in reliance upon such Seller’s representation to the Purchaser, that, until the Shares are registered with the SEC, the Shares will be acquired for investment for such Seller’s own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

c.
Such Seller understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

d.	It is understood that the certificates evidencing the Shares shall bear the following legend (in addition to any legend required under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

10. Representations and Warranties of Sellers Regarding the Company.  The Sellers, severally and proportionately in accordance with their ownership of Membership Interests prior to the date hereof, represent and warrant to Purchaser as follows:

a.	The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas.

b.
The Company has the requisite power and authority and is in possession of all licenses, permits, consents and approvals necessary to own, lease and operate its business as presently conducted. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the failure to do so would have a material adverse effect.

c.
All inventories of the Company have been have been valued in accordance with the accounting principles of the Company consistently applied and consist of items of a quantity and quality that are usable or salable in the ordinary course of the business of the Company.

d.
Each material contract of the Company is a valid and binding obligation of the Company and the counterparties thereto and is in full force and effect.  The Company has performed all material obligations required to be performed by it to date under such contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and is not alleged to be in breach or default in any material respect thereunder.

e.
There are no lawsuits, claims, proceedings or investigations pending or threatened by or against or affecting the Company or any of its properties, assets, operations or business that could in any way have a material adverse effect on the business of the Company.

f.
There are no employment-related claims, actions, proceedings or investigations pending or threatened against or relating to the Company before any court, governmental, regulatory or administrative authority or body, or arbitrator or arbitration panel.  The Company is not subject to any outstanding order, writ, judgment, injunction, decision, award, compliance order, consent decree, conciliation agreement, settlement agreement, affirmative action plan, determination letter or advisory of any court, governmental, regulatory or administrative authority or body, or arbitrator or arbitration panel.  No collective bargaining agreement is binding on the Company. The Company has not experienced any material work stoppage or other material labor difficulty.

g.
The Company is not in violation with respect to its conduct of its business of any law, order, ordinance, rule or regulation of any governmental authority applicable to the Company, the violation of which would have a material adverse effect on the business of the Company.

h.
There are no plans of the Company in effect for pension, profit sharing, deferred compensation, severance pay, pay for vacation, sick time or other time off, bonuses, stock options, stock purchases, or any other form of retirement or deferred benefit, or for any health, accident or other welfare plan, as to which Purchaser will become liable as a result of the transactions contemplated hereby.

i.
The Company has sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, or applications therefor or registrations thereof (“Intellectual Property”) necessary for the business of the Company as presently conducted.  The Company has developed internally or has sufficient legal rights to all software necessary for the business of the Company as presently conducted.  To the best of knowledge of the Sellers, the Company is not and, during the last two years, has not, (i) infringed or violated any trademark, service mark, trade name, patent or copyright or other Intellectual Property right of any third party; or (ii) unlawfully or improperly used any trade secrets belonging to any third party.

j.
The Company has filed all tax returns required to be filed with all applicable federal, state and local tax authorities.  Such returns are true, accurate and complete in all material respects.  The Company has paid all taxes required to be paid by it prior to the date of this Letter.

k.	The total amount of the 4G Biometirc liabilities to be assumed by ActiveCare shall not exceed $400,000.00 as referenced in section 3

11. Purchaser’s Covenants.

a.
Purchaser shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect the Company’s (x) legal existence and (y) material rights, licenses, permits, assets and franchises.  Except with the written consent of not less than 2 of the Sellers, which consent may be given or withheld in the Sellers’ sole and absolute discretion, Purchaser shall operate the Company in a manner consistent with past practices of the Company and refrain from any extraordinary transactions.

b.	Purchaser shall obtain all requisite corporate approvals and increase the authorized number of shares of Common Stock in order to issue the Shares.

c.
In order to adequately capitalize the Company, Purchaser shall raise at least $2,000,000 of equity financing proceeds prior to May 15, 2012 and contribute not less than $1,000,000 to the Company to be used for its ongoing operations.  In the event that Purchaser fails to raise such funds, in addition to any other remedy that Sellers may have, Sellers shall be deemed to have earned the common shares for purposes of the calculation in paragraph 2.

12. Further Assurances.  The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13. Specific Enforcement.  It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Letter by any party, that this Letter shall be specifically enforceable, and that any breach or threatened breach of this Letter shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

14. Entire Agreement.  This Letter, together with the other Transaction Documents, constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements, understandings, representations and warranties and courses of conduct and dealing between the Parties on the subject matter hereof and thereof. This Letter may be amended or modified only by a writing executed by all of the Parties.

15. Governing Law.  This Letter will be governed by and construed under the laws of the State of Delaware without regard to conflicts-of-laws principles.

16. Venue.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Letter or the other Transaction Documents shall be brought against any of the Parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the Parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

17. Counterparts.  This Letter may be executed in one or more counterparts, each of which will be deemed to be an original of this letter and all of which, when taken together, will be deemed to constitute one and the same letter.

18. Severability  Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

[remainder of page left blank; signatures on next page]

If you are in agreement with the foregoing, please sign and return one copy of this Letter Agreement, which thereupon will constitute our binding agreement with respect to its subject matter.

Very truly yours,

ACTIVECARE, INC.

/s/ James J. Dalton

James J. Dalton
Chief Executive Officer and
Chairman of the Board of Directors

AGREED AND ACKNOWLEDGED

/s/ Randall K. Gardner
Randall K. Gardner

/s/ Darrell Meador
Darrell Meador

/s/ Kenith Lewis
Kenith Lewis

ENCLOSURES

Exhibit A-1

COMPANY EMPLOYMENT AGREEMENT OF RANDALL K. GARDER

This Employment Agreement (“Agreement”) is entered into as of March 1, 2012, by and between Active Care, Inc., a Delaware corporation (the “Company”), and Randall K. Gardner (“Employee”).

In consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Employment.  The Company hereby employs Employee in the capacity of Vice President of Business Development.  Employee accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Board of Directors of the Company.

2.           Term.  The employment hereunder shall be for a period commencing on March 1, 2012 (the “Commencement Date”) and ending on February 28, 2014 (the “Initial Term”), unless earlier terminated as provided in Section 5.    Employee’s employment will be on a full-time business basis requiring the devotion of substantially all of his productive business time for the efficient and successful operation of the business of the Company with the exception of outside board membership etc.

3.           Compensation and Benefits

3.1           Salary.  For the performance of Employee’s duties hereunder, the Company shall pay Employee an annual salary in the amount of $180,000 (the “Compensation”).

1. 3.4           Benefits.  Employee shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, and any other benefits as are made available to the Company’s personnel, all in accordance with the Company’s benefits program in effect from time to time and Employee shall accrue 15 days vacation over 12 months from date hereof.

3.5           Reimbursement of Expenses.  Employee shall be entitled to be reimbursed for all reasonable expenses, including but not limited to expenses for travel, meals and entertainment, incurred by Employee in connection with and reasonably related to the furtherance of the Company’s business.  Employee shall submit expense reports and receipts documenting the expenses incurred in accordance with Company policy.

4.           Termination

4.1           Termination Events.  The employment hereunder will terminate upon the occurrence of any of the following events (“the Termination Event”):

(a)           Employee dies, in which case the Company shall continue to pay the Base Compensation to the estate of the Employee for a period of thirty (30) days after such death;

(b)           The Company, by written notice to Employee or his personal representative, discharges Employee due to the inability to continue to perform the duties previously assigned to him prior to such injury or disability hereunder for a continuous period exceeding 30 days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician acceptable to the Company; provided, however, that prior to discharging Employee due to such disability, the Company shall give a written statement of findings to Employee or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Employee shall have a period of thirty (30) days thereafter to respond in writing to the Company’s findings, whereupon the Company shall conduct a reasonable and fair hearing with the Employee and any supporting witnesses and evidence for the Employee to reach a final determination;

(c)           Employee is discharged by the Company for “Cause”.  As used in this Agreement, the term “Cause” shall mean:

  (i)           Employee’s final and unappealed conviction of (or pleading guilty or “nolo contendere” to) any felony or a misdemeanor involving dishonesty or moral turpitude; provided, however, that prior to discharging Employee for Cause, the Company shall give a written statement of findings to Employee setting forth specifically the grounds on which Cause is based, and Employee shall have a period of ten (10) days thereafter to respond in writing to the Company’s findings; or

  (ii)         The willful and continued failure of Employee to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after written demand of no less than thirty (30) days for substantial performance is requested by the Company, which demand specifically identifies the manner in which it is claimed Employee has not substantially performed his duties, or (b) Employee is willfully and continuously engaged in material misconduct which has, or would reasonably be expected to have, a direct and material adverse monetary effect on the Company.  For purposes of this Section 4, no act or failure to act on Employee’s part shall be considered “willful” if done, or omitted to be done, by Employee in good faith and with reasonable belief that Employee’s action or omission was in, or not opposed to, the best interest of the Company.  No termination shall be effected for “Cause” unless Employee has been provided with specific written information as to the acts or omissions which form the basis of the allegation of for “Cause”, and Employee has had an opportunity to be heard, with counsel if he so desired, before the Company determines, by majority vote, in good faith, that Employee was guilty of conduct constituting for “Cause” as herein defined, specifying the particulars thereof in detail.

(d)           Employee is discharged by Company “without Cause”, which the Company may do at any time, with at least thirty (30) days advance written notice, subject to the full performance of the obligations of the Company to the Employee for Base Compensation and bonus payments pursuant to Section 4.2; or

(e)           Employee voluntarily terminates his employment due to “Good Reason”, which shall mean a material default by the Company in the performance of any of its obligations hereunder, which default remains uncured by the Company for a period of thirty (30) days following receipt of written notice thereof to the Company from Employee or

(f)           Employee voluntarily terminates his employment without Good Reason, which Employee may do at any time with at least 30 days advance notice.

4.2           Effects of Termination

(a)           Upon termination of Employee’s employment hereunder for any reason, the Company will promptly pay Employee all Base Compensation owed to Employee and all bonuses earned, as previously defined in writing by the Company, and unpaid through the date of termination (including, without limitation, salary and employee expenses reimbursements).

(b)           Upon termination of Employee’s employment under Sections 4.1(b), (d) or (e), the Company shall pay Employee, commencing immediately upon such termination of employment, monthly (or biweekly at the Company’s discretion) amounts equal to the then applicable Base Compensation and employer paid benefits, excluding bonus, for a period of twelve (12) months after termination.  Employee may retain laptop and portable phone provided all corporate and confidential information has been removed by technical support.

(c)           Upon voluntary termination by Employee, the Employee’s employment hereunder pursuant to Sections 4.1 (b), (c), (d), or (f), Employee agrees that for the twenty-four (24) month period following the Termination Event:

(i)           Employee will not directly or indirectly, whether as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm, corporation or other business enterprise which is involved in the business of personal emergency response services in competition with the Company, unless he obtains the Company’s prior written consent.

(ii)          Employee will not directly or indirectly encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company’s employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current employees.

(iii)         Employee will not induce or attempt to induce any provider, agent, customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such providers, agent, customer, supplier, distributor, licensee or other business relation and the Company.

Employee acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss, which may be incurred by reason of breach of the foregoing restrictive covenants.  Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction, precluding Employee from continuing to engage in such breach.

If any restriction set forth in this paragraph is held to be unreasonable, then Employee and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable

(d)           Following a Termination Event, Employee agrees not to make to any person, including but not limited to customers of the Company, any statement that disparages the Company or which reflects negatively upon the Company, including but not limited to statements regarding the Company’s financial condition, its officers, directors, shareholders, employees and affiliates.  The Company agrees not to make to any person, including but not limited to customers of the Company, any statement that disparages Employee or which reflects negatively upon Employee, including but not limited to statements regarding his financial condition.

5.           General Provisions

5.1      Assignment.  Neither party may assign or delegate any of his or its rights or obligations under this Agreement without the prior written consent of the other party.

5.2      Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties.

5.3      Modifications.  This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

5.4      Prior Agreements.  This Agreement supercedes all prior written and verbal agreements with the Company and/or its Board of Directors and shall govern all future employment obligations.

5.5      Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns and Employee and Employee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

5.6      Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Utah, and venue and jurisdiction for any disputes hereunder shall be heard in any court of competent jurisdiction in Salt Lake City, Utah for all purposes.

5.7      Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

5.8      Further Assurances.  The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

5.9      Notices.  Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to:

Chairman
Active Care, Inc.
5095 West 2100 South
West Valley City
Utah 84120

and in the case of Employee, to the address shown for Employee on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

5.10    No Waiver.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision of any other provision of this Agreement.

5.11    Legal Fees and Expenses.  In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute, unless otherwise prohibited by applicable law or a court of competent jurisdiction.

5.12    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement, effective as of the day and year first above written.

ActiveCare, Inc.

By: /s/ James J. Dalton____________________________________

James J. Dalton
Chief Executive Officer and
Chairman of the Board of Directors

EMPLOYEE:

By: _/s/ Randall K. Gardner___________________________________
Randall K. Gardner
Address: 8528 Davis Blvd.
Suite 134
Box 316
North Richland Hills, Texas 76182

Exhibit A-2

COMPANY EMPLOYMENT AGREEMENT OF DARRELL MEADOR

This Employment Agreement (“Agreement”) is entered into as of March 1, 2012, by and between Active Care, Inc., a Delaware corporation (the “Company”), and Darrell Meador (“Employee”).

In consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Employment.  The Company hereby employs Employee in the capacity of Vice President of Sales.  Employee accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Board of Directors of the Company.

2.           Term.  The employment hereunder shall be for a period commencing on March 1, 2012 (the “Commencement Date”) and ending on February 28, 2014 (the “Initial Term”), unless earlier terminated as provided in Section 5.    Employee’s employment will be on a full-time business basis requiring the devotion of substantially all of his productive business time for the efficient and successful operation of the business of the Company with the exception of outside board membership etc.

3.           Compensation and Benefits

3.1           Salary.  For the performance of Employee’s duties hereunder, the Company shall pay Employee an annual salary in the amount of $180,000 (the “Compensation”).

1.  3.4           Benefits.  Employee shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, and any other benefits as are made available to the Company’s personnel, all in accordance with the Company’s benefits program in effect from time to time and Employee shall accrue 15 days vacation over 12 months from date hereof.

3.5           Reimbursement of Expenses.  Employee shall be entitled to be reimbursed for all reasonable expenses, including but not limited to expenses for travel, meals and entertainment, incurred by Employee in connection with and reasonably related to the furtherance of the Company’s business.  Employee shall submit expense reports and receipts documenting the expenses incurred in accordance with Company policy.

4.           Termination

4.1           Termination Events.  The employment hereunder will terminate upon the occurrence of any of the following events (“the Termination Event”):

(a)           Employee dies, in which case the Company shall continue to pay the Base Compensation to the estate of the Employee for a period of thirty (30) days after such death;

(b)           The Company, by written notice to Employee or his personal representative, discharges Employee due to the inability to continue to perform the duties previously assigned to him prior to such injury or disability hereunder for a continuous period exceeding 30 days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician acceptable to the Company; provided, however, that prior to discharging Employee due to such disability, the Company shall give a written statement of findings to Employee or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Employee shall have a period of thirty (30) days thereafter to respond in writing to the Company’s findings, whereupon the Company shall conduct a reasonable and fair hearing with the Employee and any supporting witnesses and evidence for the Employee to reach a final determination;

(c)           Employee is discharged by the Company for “Cause”.  As used in this Agreement, the term “Cause” shall mean:

  (i)           Employee’s final and unappealed conviction of (or pleading guilty or “nolo contendere” to) any felony or a misdemeanor involving dishonesty or moral turpitude; provided, however, that prior to discharging Employee for Cause, the Company shall give a written statement of findings to Employee setting forth specifically the grounds on which Cause is based, and Employee shall have a period of ten (10) days thereafter to respond in writing to the Company’s findings; or

 (ii)           The willful and continued failure of Employee to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after written demand of no less than thirty (30) days for substantial performance is requested by the Company, which demand specifically identifies the manner in which it is claimed Employee has not substantially performed his duties, or (b) Employee is willfully and continuously engaged in material misconduct which has, or would reasonably be expected to have, a direct and material adverse monetary effect on the Company.  For purposes of this Section 4, no act or failure to act on Employee’s part shall be considered “willful” if done, or omitted to be done, by Employee in good faith and with reasonable belief that Employee’s action or omission was in, or not opposed to, the best interest of the Company.  No termination shall be effected for “Cause” unless Employee has been provided with specific written information as to the acts or omissions which form the basis of the allegation of for “Cause”, and Employee has had an opportunity to be heard, with counsel if he so desired, before the Company determines, by majority vote, in good faith, that Employee was guilty of conduct constituting for “Cause” as herein defined, specifying the particulars thereof in detail.

(d)           Employee is discharged by Company “without Cause”, which the Company may do at any time, with at least thirty (30) days advance written notice, subject to the full performance of the obligations of the Company to the Employee for Base Compensation and bonus payments pursuant to Section 4.2; or

(e)           Employee voluntarily terminates his employment due to “Good Reason”, which shall mean a material default by the Company in the performance of any of its obligations hereunder, which default remains uncured by the Company for a period of thirty (30) days following receipt of written notice thereof to the Company from Employee or

(f)           Employee voluntarily terminates his employment without Good Reason, which Employee may do at any time with at least 30 days advance notice.

4.2           Effects of Termination

(a)           Upon termination of Employee’s employment hereunder for any reason, the Company will promptly pay Employee all Base Compensation owed to Employee and all bonuses earned, as previously defined in writing by the Company, and unpaid through the date of termination (including, without limitation, salary and employee expenses reimbursements).

(b)           Upon termination of Employee’s employment under Sections 4.1(b), (d) or (e), the Company shall pay Employee, commencing immediately upon such termination of employment, monthly (or biweekly at the Company’s discretion) amounts equal to the then applicable Base Compensation and employer paid benefits, excluding bonus, for a period of twelve (12) months after termination.  Employee may retain laptop and portable phone provided all corporate and confidential information has been removed by technical support.

(c)           Upon voluntary termination by Employee, the Employee’s employment hereunder pursuant to Sections 4.1 (b), (c), (d), or (f), Employee agrees that for the twenty-four (24) month period following the Termination Event:

 (i)            Employee will not directly or indirectly, whether as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm, corporation or other business enterprise which is involved in the business of personal emergency response services in competition with the Company, unless he obtains the Company’s prior written consent.

 (ii)           Employee will not directly or indirectly encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company’s employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current employees.

(iii)           Employee will not induce or attempt to induce any provider, agent, customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such providers, agent, customer, supplier, distributor, licensee or other business relation and the Company.

Employee acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss, which may be incurred by reason of breach of the foregoing restrictive covenants.  Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction, precluding Employee from continuing to engage in such breach.

If any restriction set forth in this paragraph is held to be unreasonable, then Employee and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable

(d)           Following a Termination Event, Employee agrees not to make to any person, including but not limited to customers of the Company, any statement that disparages the Company or which reflects negatively upon the Company, including but not limited to statements regarding the Company’s financial condition, its officers, directors, shareholders, employees and affiliates.  The Company agrees not to make to any person, including but not limited to customers of the Company, any statement that disparages Employee or which reflects negatively upon Employee, including but not limited to statements regarding his financial condition.

5.           General Provisions

5.1           Assignment.  Neither party may assign or delegate any of his or its rights or obligations under this Agreement without the prior written consent of the other party.

5.2           Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties.

5.3           Modifications.  This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

5.4           Prior Agreements.  This Agreement supercedes all prior written and verbal agreements with the Company and/or its Board of Directors and shall govern all future employment obligations.

5.5           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns and Employee and Employee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

5.6           Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Utah, and venue and jurisdiction for any disputes hereunder shall be heard in any court of competent jurisdiction in Salt Lake City, Utah for all purposes.

5.7           Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

5.8           Further Assurances.  The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

5.9           Notices.  Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to:

Chairman
Active Care, Inc.
5095 West 2100 South
West Valley City
Utah 84120

and in the case of Employee, to the address shown for Employee on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

5.10         No Waiver.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision of any other provision of this Agreement.

5.11         Legal Fees and Expenses.  In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute, unless otherwise prohibited by applicable law or a court of competent jurisdiction.

5.12         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement, effective as of the day and year first above written.

ActiveCare, Inc.

By: /s/ James J. Dalton____________________________________

James J. Dalton
Chief Executive Officer and
Chairman of the Board of Directors

EMPLOYEE:

By: _/s/ Darrell Meador_________________________________

Darrell Meador
Address: 8528 Davis Blvd.
Suite 134
Box 316
North Richland Hills, Texas 76182

Exhibit A-3

COMPANY EMPLOYMENT AGREEMENT OF KENITH LEWIS

This Employment Agreement (“Agreement”) is entered into as of March 1, 2012, by and between Active Care, Inc., a Delaware corporation (the “Company”), and Kenith Lewis (“Employee”).

In consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Employment.  The Company hereby employs Employee in the capacity of Vice President of Technology.  Employee accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Board of Directors of the Company.

2.           Term.  The employment hereunder shall be for a period commencing on March 1, 2012 (the “Commencement Date”) and ending on February 28, 2014 (the “Initial Term”), unless earlier terminated as provided in Section 5.    Employee’s employment will be on a full-time business basis requiring the devotion of substantially all of his productive business time for the efficient and successful operation of the business of the Company with the exception of outside board membership etc.

3.           Compensation and Benefits

3.1           Salary.  For the performance of Employee’s duties hereunder, the Company shall pay Employee an annual salary in the amount of $180,000 (the “Compensation”).

1.  3.4           Benefits.  Employee shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, and any other benefits as are made available to the Company’s personnel, all in accordance with the Company’s benefits program in effect from time to time and Employee shall accrue 15 days vacation over 12 months from date hereof.

3.5           Reimbursement of Expenses.  Employee shall be entitled to be reimbursed for all reasonable expenses, including but not limited to expenses for travel, meals and entertainment, incurred by Employee in connection with and reasonably related to the furtherance of the Company’s business.  Employee shall submit expense reports and receipts documenting the expenses incurred in accordance with Company policy.

4.           Termination

4.1           Termination Events.  The employment hereunder will terminate upon the occurrence of any of the following events (“the Termination Event”):

(a)           Employee dies, in which case the Company shall continue to pay the Base Compensation to the estate of the Employee for a period of thirty (30) days after such death;

(b)           The Company, by written notice to Employee or his personal representative, discharges Employee due to the inability to continue to perform the duties previously assigned to him prior to such injury or disability hereunder for a continuous period exceeding 30 days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician acceptable to the Company; provided, however, that prior to discharging Employee due to such disability, the Company shall give a written statement of findings to Employee or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Employee shall have a period of thirty (30) days thereafter to respond in writing to the Company’s findings, whereupon the Company shall conduct a reasonable and fair hearing with the Employee and any supporting witnesses and evidence for the Employee to reach a final determination;

(c)           Employee is discharged by the Company for “Cause”.  As used in this Agreement, the term “Cause” shall mean:

  (i)           Employee’s final and unappealed conviction of (or pleading guilty or “nolo contendere” to) any felony or a misdemeanor involving dishonesty or moral turpitude; provided, however, that prior to discharging Employee for Cause, the Company shall give a written statement of findings to Employee setting forth specifically the grounds on which Cause is based, and Employee shall have a period of ten (10) days thereafter to respond in writing to the Company’s findings; or

(ii)           The willful and continued failure of Employee to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after written demand of no less than thirty (30) days for substantial performance is requested by the Company, which demand specifically identifies the manner in which it is claimed Employee has not substantially performed his duties, or (b) Employee is willfully and continuously engaged in material misconduct which has, or would reasonably be expected to have, a direct and material adverse monetary effect on the Company.  For purposes of this Section 4, no act or failure to act on Employee’s part shall be considered “willful” if done, or omitted to be done, by Employee in good faith and with reasonable belief that Employee’s action or omission was in, or not opposed to, the best interest of the Company.  No termination shall be effected for “Cause” unless Employee has been provided with specific written information as to the acts or omissions which form the basis of the allegation of for “Cause”, and Employee has had an opportunity to be heard, with counsel if he so desired, before the Company determines, by majority vote, in good faith, that Employee was guilty of conduct constituting for “Cause” as herein defined, specifying the particulars thereof in detail.

(d)           Employee is discharged by Company “without Cause”, which the Company may do at any time, with at least thirty (30) days advance written notice, subject to the full performance of the obligations of the Company to the Employee for Base Compensation and bonus payments pursuant to Section 4.2; or

(e)           Employee voluntarily terminates his employment due to “Good Reason”, which shall mean a material default by the Company in the performance of any of its obligations hereunder, which default remains uncured by the Company for a period of thirty (30) days following receipt of written notice thereof to the Company from Employee or

(f)           Employee voluntarily terminates his employment without Good Reason, which Employee may do at any time with at least 30 days advance notice.

4.2           Effects of Termination

(a)           Upon termination of Employee’s employment hereunder for any reason, the Company will promptly pay Employee all Base Compensation owed to Employee and all bonuses earned, as previously defined in writing by the Company, and unpaid through the date of termination (including, without limitation, salary and employee expenses reimbursements).

(b)           Upon termination of Employee’s employment under Sections 4.1(b), (d) or (e), the Company shall pay Employee, commencing immediately upon such termination of employment, monthly (or biweekly at the Company’s discretion) amounts equal to the then applicable Base Compensation and employer paid benefits, excluding bonus, for a period of twelve (12) months after termination.  Employee may retain laptop and portable phone provided all corporate and confidential information has been removed by technical support.

(c)           Upon voluntary termination by Employee, the Employee’s employment hereunder pursuant to Sections 4.1 (b), (c), (d), or (f), Employee agrees that for the twenty-four (24) month period following the Termination Event:

(i)           Employee will not directly or indirectly, whether as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm, corporation or other business enterprise which is involved in the business of personal emergency response services in competition with the Company, unless he obtains the Company’s prior written consent.

(ii)           Employee will not directly or indirectly encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company’s employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current employees.

(iii)           Employee will not induce or attempt to induce any provider, agent, customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such providers, agent, customer, supplier, distributor, licensee or other business relation and the Company.

Employee acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss, which may be incurred by reason of breach of the foregoing restrictive covenants.  Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction, precluding Employee from continuing to engage in such breach.

If any restriction set forth in this paragraph is held to be unreasonable, then Employee and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable

(d)           Following a Termination Event, Employee agrees not to make to any person, including but not limited to customers of the Company, any statement that disparages the Company or which reflects negatively upon the Company, including but not limited to statements regarding the Company’s financial condition, its officers, directors, shareholders, employees and affiliates.  The Company agrees not to make to any person, including but not limited to customers of the Company, any statement that disparages Employee or which reflects negatively upon Employee, including but not limited to statements regarding his financial condition.

5.           General Provisions

5.1	Assignment. Neither party may assign or delegate any of his or its rights or obligations under this Agreement without the prior written consent of the other party.

5.2	Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties.

5.3	Modifications. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

5.4	Prior Agreements. This Agreement supercedes all prior written and verbal agreements with the Company and/or its Board of Directors and shall govern all future employment obligations.

5.5
Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns and Employee and Employee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

5.6
Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Utah, and venue and jurisdiction for any disputes hereunder shall be heard in any court of competent jurisdiction in Salt Lake City, Utah for all purposes.

5.7
Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

5.8	Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

5.9
Notices.  Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to:

Chairman
Active Care, Inc.
5095 West 2100 South
West Valley City
Utah 84120

and in the case of Employee, to the address shown for Employee on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

5.10
No Waiver.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision of any other provision of this Agreement.

5.11
Legal Fees and Expenses.  In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute, unless otherwise prohibited by applicable law or a court of competent jurisdiction.

5.12	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement, effective as of the day and year first above written.

ActiveCare, Inc.

By: /s/ James J. Dalton____________________________________

James J. Dalton
Chief Executive Officer and
Chairman of the Board of Directors

EMPLOYEE:

By: _/s/ Kenith Lewis___________________________________
Kenith Lewis
Address: 8528 Davis Blvd.
Suite 134
Box 316
North Richland Hills, Texas 76182

Exhibit B

FORM OF INDEMNIFICTION AGREEMENT

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Randall K. Gardner, Darrell Meador and Kenith Lewis (“Indemnified Parties”) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect hereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, "Losses"), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Indemnified Parties acting for the Company, including, without limitation, any act or omission by Indemnified Parties in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Indemnified Parties to which these indemnification provisions are attached and form a part (the "Agreement"), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any Agency Agreement), or the enforcement by Indemnified Parties of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.  The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Indemnified Parties by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder.  An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company.  Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company.  The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company's written consent.  The Company shall not, without the prior written consent of Indemnified Parties, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations.  No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation.  The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect.  The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.